UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Third Street, Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(857) 285-6495

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, our board of directors elected Alison Lawton to serve as a director. Ms. Lawton will serve as a class I director of our company with a term expiring at our annual meeting of stockholders to be held in 2016. In addition, Ms. Lawton was appointed to the audit committee of the board.

Ms. Lawton has been Chief Operating Officer at Aura Biosciences since January 2015 and prior to this was Chief Operating Officer of OvaScience, Inc. from January 2014 to January 2015. From 1991 to 2013, Ms. Lawton worked at various positions of increasing responsibility at Genzyme Corporation and subsequently at Sanofi-Aventis, following its 2011 acquisition of Genzyme. Ms. Lawton served as Senior Vice President and General Manager of the Sanofi Biosurgery Business Unit and Global Head of Market Access at Genzyme. Before joining Genzyme, Ms. Lawton worked for eight years in the United Kingdom at Parke-Davis. Ms. Lawton serves on the board of directors of ProQR Therapeutics and Verastem Inc., which are publicly traded biopharmaceutical companies. Our board of directors believes that Ms. Lawton’s qualifications to sit on the board include significant operational, international, regulatory and senior management experience within the pharmaceutical and biotechnology industries and her experience serving on a board of directors within the industry.

Ms. Lawton will receive compensation pursuant to our Non-Employee Director Compensation Policy and equity compensation as set forth in our Non-Employee Director Compensation Policy. She will be granted a stock option with a term of ten years to purchase up to a pro rata portion of $45,000, such pro rata portion based on the number of days Ms. Lawton will serve until the next annual meeting of stockholders as compared to the number of days between that annual meeting and the immediately preceding annual meeting of stockholders, based on a grant date fair value computed in accordance with FASB ASC 718 at an exercise price per share equal to the closing price of our common stock on the Nasdaq Global Market on the grant date, with the option vesting in a single installment on the date of our 2016 annual meeting of stockholders subject to the condition that Ms. Lawton remains a director as of that date. In addition, Ms. Lawton shall receive cash compensation consisting of an annual cash retainer of $40,000 per year for service on the board, prorated for her first year of service. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

A copy of the press release announcing Ms. Lawton’s appointment to the board is included as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Press Release dated March 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUCID PHARMACEUTICALS, INC.

Date: March 15, 2016	By:	/s/ Matthew Dallas
Matthew Dallas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99	Press Release dated March 11, 2016	Filed electronically